                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant

Check the appropriate box:
|_|  Preliminary Proxy Statement          |_|  Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e) (2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TRACTOR SUPPLY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                              [TRACTOR SUPPLY LOGO]
                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                               WWW.MYTSCSTORE.COM


To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of Tractor Supply Company. The meeting will be held on Thursday, May 4, 2006, at the Company's Store Support Center in Brentwood, Tennessee. The meeting will start at 10:00 a.m. (central time).

The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describes the specific business to be considered and voted upon at the Annual Meeting. The meeting will include a report on Tractor Supply Company's activities for the fiscal year ended December 31, 2005, and there will be an opportunity for comments and questions from stockholders.

Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. After reviewing the Proxy Statement, I ask you to complete, sign and date the proxy card and return it as soon as possible in the envelope provided.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Joseph H. Scarlett, Jr.
CHAIRMAN OF THE BOARD


March 27, 2006

                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 366-4600
                               WWW.MYTSCSTORE.COM


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2006

Please join us for the 2006 Annual Meeting of Stockholders of Tractor Supply Company. The meeting will be held at the Company's Store Support Center, 200 Powell Place, Brentwood, Tennessee, on Thursday, May 4, 2006, at 10:00 a.m. (central time).

The purposes of the meeting are:

        1. To elect ten directors to serve a one-year term ending at the 2007 Annual Meeting of Stockholders;

        2.      To approve the 2006 Stock Incentive Plan;

        3. To ratify the reappointment of Ernst & Young LLP as independent auditor for the fiscal year ending December 30, 2006; and

        4. To transact any other business as may be properly introduced at the 2006 Annual Meeting of Stockholders.

You must own shares at the close of business on March 15, 2006, to vote at the meeting. Regardless of whether you plan to attend, please vote by signing, dating and returning the enclosed proxy card at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, completing, signing and returning the proxy will assure your representation at the meeting if you do not attend.

By Order of the Board of Directors,


David C. Lewis
ASSISTANT CORPORATE SECRETARY

Brentwood, Tennessee
March 27, 2006


--------------------------------------------------------------------------------
                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                           DATE AND RETURN YOUR PROXY.
--------------------------------------------------------------------------------

                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 366-4600

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2006

                       INTRODUCTION AND VOTING PROCEDURES

This proxy statement and accompanying proxy card are being mailed beginning March 27, 2006, in connection with the solicitation of proxies by the Board of Directors of Tractor Supply Company, a Delaware corporation, for use at the 2006 Annual Meeting of Stockholders. The meeting will be held at the Company's Store Support Center, 200 Powell Place, Brentwood, Tennessee, on Thursday, May 4, 2006, at 10:00 a.m. (central time).


                                TABLE OF CONTENTS
VOTING INFORMATION.............................................................2
CORPORATE GOVERNANCE...........................................................4
ITEM 1 - ELECTION OF DIRECTORS.................................................7
COMPENSATION OF DIRECTORS.....................................................11
BOARD MEETINGS AND COMMITTEES.................................................11
RELATED-PARTY TRANSACTIONS WITH TRACTOR SUPPLY COMPANY........................12
AUDIT COMMITTEE REPORT........................................................13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................14
EXECUTIVE COMPENSATION........................................................14
STOCK PERFORMANCE CHART.......................................................23
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................24
SECURITY OWNERSHIP............................................................24
ITEM 2:  APPROVAL OF 2006 STOCK INCENTIVE PLAN................................26
ITEM 3:  RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITOR.................33
STOCKHOLDER PROPOSALS.........................................................34
OTHER MATTERS.................................................................35
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT...................................35

EXHIBIT A:  2006 STOCK INCENTIVE PLAN........................................A-1

The Board of Directors solicits your proxy. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy material to you.


                               VOTING INFORMATION

WHO MAY VOTE?
You may vote if you owned shares of the Company's Common Stock at the close of business on March 15, 2006. You are entitled to one vote for each share you owned on that date on each matter presented at the meeting. At March 15, 2006, Tractor Supply Company had 39,898,186 shares of Common Stock outstanding.

WHAT AM I VOTING ON?
You will be voting on the following:
o The election of ten directors to serve a one-year term ending at the 2007 Annual Meeting of Stockholders;
o       The approval of the 2006 Stock Incentive Plan;
o The ratification of the reappointment of Ernst & Young LLP as our independent auditor; and
o       Any other matters properly introduced at the Meeting.

HOW DO I VOTE?
If you plan to attend the 2006 Annual Meeting of Stockholders and wish to vote in person, the Company will give you a ballot at the 2006 Annual Meeting of Stockholders. However, if your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your Shares indicating that you were the beneficial owner of Shares on March 15, 2006, which is the record date for voting at the 2006 Annual Meeting of Stockholders.

If your Shares are held in your name, there are three ways for you to vote by proxy:

o       Call 1-800-652-VOTE (1-800-652-8683),
o Log on to the internet at: WWW.COMPUTERSHARE.COM/EXPRESSVOTE and follow the instructions at that site, or
o       Mail the proxy card in the enclosed return envelope.

Telephone and internet voting will close at 11:00 p.m. (CST) on May 3, 2006.

If your Shares are held in the name of a broker, bank, or other nominee, you should receive separate instructions from the holder of your Shares describing how to vote your Shares.

CAN I VOTE AT THE MEETING?
You may vote your shares at the Meeting if you attend in person. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy.

IS MY VOTE CONFIDENTIAL?
Yes. Your proxy card, ballot and voting records will not be disclosed to Tractor Supply Company unless required by law, requested by you, or your vote is cast in a contested election. If you write comments on your proxy card, your comments will be forwarded to Tractor Supply Company, but how you voted will be kept confidential.

WHO COUNTS THE VOTES?
ComputerShare will count the votes. The Board has appointed a representative of ComputerShare as the independent inspector of the election.

CAN I REVOKE MY PROXY?
Yes.  You can revoke your proxy by:
o Filing written notice of revocation with Tractor Supply Company's Corporate Secretary before the meeting;
o       Signing a proxy bearing a later date; or
o       Voting in person at the Meeting.

WHAT VOTE IS REQUIRED TO PASS AN ITEM OF BUSINESS?
The holders of the majority of the outstanding shares of Common Stock must be present in person or represented by proxy for a quorum to be present at the Meeting. Except for the election of directors (which is described below), the proposals in this Proxy Statement will be approved if they receive the following number of votes: (i) each of the director nominees must receive the affirmative vote of a plurality of the shares issued and outstanding as of the record date,
(ii) the 2006 Stock Incentive Plan will be approved if it receives the affirmative vote of a majority of the votes present, either in person or by proxy, at the Meeting, and (iii) the ratification of the reappointment of Ernst & Young LLP as the independent accountants will be approved if it receives the affirmative vote of a majority of the votes present, either in person or by proxy, at the Meeting.

If you submit your proxy or attend the Meeting, but choose to abstain from voting on any proposal, you will be considered present at the Meeting and not voting in favor of the proposal. This will not affect the election of directors. But since the other proposals described herein pass only if they receive favorable votes from a majority of votes present at the Meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal.

Brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a "broker nonvote." Since the election of directors and the ratification of Ernst & Young LLP as our independent auditor are routine matters, a broker may turn in a proxy card voting shares at the discretion of the broker on both matters. Because the approval of the Tractor Supply Company 2006 Stock Incentive Plan is not a routine matter, your broker or nominee may not vote your shares on this matter without receiving instructions.

Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on non-routine matters such as the approval of the 2006 Stock Incentive Plan and will not be counted in determining the number of shares necessary for the approval of such plan. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum at the meeting.

Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares (a) FOR all ten nominees for director, (b) FOR the approval of the 2006 Stock Incentive Plan and (c) FOR the ratification of the reappointment of Ernst & Young LLP as Tractor Supply Company's independent auditor.
--------------------------------------------------------------------------------


The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2005, including audited financial statements, is being mailed with this Proxy Statement to all holders of record of Common Stock at the close of business on March 15, 2006. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report, so that such record holders may supply such material to beneficial owners as of March 15, 2006. Additional copies of the Annual Report and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, are available on the Company's website or may be obtained without charge upon request to the Company's investor relations department.


                              CORPORATE GOVERNANCE

GENERAL

The Company believes that good corporate governance is important to ensure that Tractor Supply Company is managed for the long-term benefit of its stockholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ Stock Market.

The Company's Board of Directors has adopted Corporate Governance Guidelines, which outline the composition, operations and responsibilities of the Board of Directors. The Company's Board of Directors also ensures that an annual review of its charters for the Company's Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee is conducted. You may access the Company's Corporate Governance Guidelines and current committee charters in the "Corporate Governance" section of the Company's website - WWW.MYTSCSTORE.COM.

DIRECTOR INDEPENDENCE AND OPERATIONS

The Company's Corporate Governance Guidelines require that a majority of the Company's Board of Directors consist of independent directors within the meaning of the NASDAQ listing standards. The Board has determined that each of the following directors is an "independent director" within the meaning of the NASDAQ listing standards.

        Jack C. Bingleman               Edna K. Morris
        S.P. Braud                      Sam K. Reed
        Cynthia T. Jamison              Joseph M. Rodgers
        Gerard E. Jones

Our Chairman in consultation with our Chief Executive Officer usually proposes the agenda for the Board meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chief Executive Officer and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Executive sessions for non-management and independent directors are scheduled at each regularly scheduled Board meeting.

Directors have regular access to senior management. They may also seek independent, outside advice. The Board has established four standing committees so that certain areas can be addressed in more depth than might be possible at a full Board meeting. Committee assignments are reassessed annually. The Directors participated in Board and committee evaluations and assessments regarding 2005 performance.

DIRECTOR CANDIDATES

The Nominating Committee, which is comprised solely of independent directors, considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate pursuant to the provisions of the Company's Bylaws relating to stockholder proposals as described in "Stockholder Proposals," below.

Once the Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Policies, including:

o       Personal characteristics:
        o       highest personal and professional ethics, integrity and values;
        o       an inquiring and independent mind; and
        o       practical wisdom and mature judgment.
o Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.
o Broad training and experience at the policy-making level in business, government, education or technology.
o Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.
o Commitment to serve on the Board over a period of several years to develop knowledge about the Company's principal operations.
o Willingness to represent the best interests of all stockholders and objectively appraise management performance.
o Involvement only in activities or interests that do not create a conflict with the director's responsibilities to the Company and its stockholders.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone.

After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

CODE OF ETHICS

The Company has a Code of Ethics which covers all exempt employees, officers and directors of the Company, including the principal executive officer, the principal financial officer and the controller. The Code of Ethics is available on the Company's "Corporate Governance" section of its website - WWW.MYTSCSTORE.COM. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company's directors, chief executive officer, principal financial officer or controller) at this location on its website.

COMMUNICATIONS WITH MEMBERS OF THE BOARD

Stockholders interested in communicating directly with members of the Company's Board of Directors may do so by writing to Corporate Secretary, Tractor Supply Company, 200 Powell Place, Brentwood, Tennessee 37027. As set forth in the Corporate Governance Guidelines, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETING

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Stockholders. All of the Company's directors attended the 2005 Annual Meeting of Stockholders.

                         ITEM 1 - ELECTION OF DIRECTORS

Tractor Supply Company's directors are elected at each annual stockholder's meeting and hold office until the next election. All nominees are presently directors of the Company. The Board has the authority under the Company's Bylaws to fill vacancies and to increase or decrease its size between annual meetings.

                             NOMINEES FOR DIRECTORS

The Board, upon recommendation of its Nominating Committee, has nominated each of the directors named below for election at this Annual Meeting of Stockholders. Such individuals were selected based on their broad experience, wisdom, integrity, understanding of the business environment, thorough appreciation for strong ethics and appropriate corporate governance, and their willingness to devote adequate time to Board duties.

The following table sets forth certain information concerning these nominees:

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
Jack C. Bingleman, 63                      2005        President of Indian River Asset Management Inc. since 2001.
                                                       Previously served as President of Staples International
                                                       from 1997 to 2000. Served as President of Staples North
                                                       American Stores from 1994 to 1997. Director of Domtar Inc, a public forest products company.
------------------------------------ ----------------- -------------------------------------------------------------

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
S.P. Braud, 75                             1993        Vice President and director of Braud Design/Build Inc., a
                                                       residential construction company located in Ponte Vedra
                                                       Beach, Florida, since October 1992. Previously served as a
                                                       Vice President and the Treasurer and Chief  Financial
                                                       Officer of Service Merchandise Company, Inc. from 1986 to
                                                       1993.

------------------------------------ ----------------- -------------------------------------------------------------
Cynthia T. Jamison, 46                     2002        Partner in Tatum, LLC since June, 1999. As a Tatum Partner has served as Chief Financial Officer at six companies
                                                       (Cosi, Inc., Savista, Inc., SurePayroll, Inc., Near North
                                                       Insurance, CultureWorx, Inc., and ISCO International,
                                                       Inc.). Previously served as Chief Financial Officer for
                                                       Chart House Enterprises from 1998 to 1999. Other
                                                       directorship: B&G Foods, Inc (also Chairperson of the Audit
                                                       Committee) since October 2004.

------------------------------------ ----------------- -------------------------------------------------------------
Gerard E. Jones, 69                        1999        Retired, after practicing law in New York and Connecticut
                                                       for 40 years. Currently serves as Adjunct Professor of Law at the Vermont Law School and serves on Board of Trustees
                                                       of The Nature Conservancy of Vermont. Served as Managing
                                                       Partner of Corporate Governance Advisors, LLC from 2003 to
                                                       2005. Previously served as a Partner in the law firm of
                                                       Richards & O'Neil LLP from 1972 to 2003 and then served Of
                                                       Counsel to the law firm of Shipman & Goodwin LLP from 2001 to 2003. Served as a director of several mutual funds
                                                       sponsored by Morgan Stanley Investment Management,
                                                       including the Morgan Stanley Institutional Fund, Inc.

------------------------------------ ----------------- -------------------------------------------------------------
Joseph D. Maxwell, 67                      1985        Retired as Vice President of Marketing of the Company in
                                                       June 1996, having served as Vice President of Marketing of the Company since 1984. Previously served in various
                                                       capacities with the Company from 1980 to 1984.

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
Edna K. Morris, 54                         2004        Served as President of Red Lobster, a seafood dining
                                                       company, from 2002 to September 2003. Previously served as
                                                       Executive Vice President/Operations at Red Lobster from
                                                       1998 to 2002. Prior to 1998, Ms. Morris was Executive Vice
                                                       President of Advantica Restaurant Group and was President
                                                       of Quincy's Family Steakhouse from 1996 to 1998. Ms. Morris served as Executive Vice President/Human Resources at
                                                       Advantica Restaurant Group from 1992 to 1996. Other
                                                       directorships: Member of the Board of Trustees, Culinary
                                                       Institute of America and Founding President, Women's
                                                       Foodservice Forum.

------------------------------------ ----------------- -------------------------------------------------------------
Sam K. Reed, 56                            2000        Chairman, Chief Executive Officer and Director of TreeHouse
                                                       Foods, Inc. from June 2005 to present. Served as Chairman
                                                       and Chief Executive Officer of Specialty Foods Group of
                                                       Dean Foods Company from January 2005 to June 2005. Retired as Vice Chairman and a director of Kellogg Company in March
                                                       2002. From 1996 to 2001, served as Chief Executive Officer and director of the Keebler Foods Company, Inc. From 1994
                                                       to 1995, served as President and Chief Executive Officer of the Western Bakery Group, a division of Specialty Foods
                                                       Corporation. Other directorships: Weight Watchers
                                                       International, since February 2002, and Castleberry Foods
                                                       Company from 1991 to 2005.

------------------------------------ ----------------- -------------------------------------------------------------
Joseph M. Rodgers, 72                      1995        Chairman of The JMR Group, an investment firm located in
                                                       Nashville, Tennessee, since 1984. Previously served as the
                                                       United States Ambassador to France from 1985 until 1989.
                                                       Other directorships: AMR  Corporation/American Airlines,
                                                       Inc., since 1989; Lafarge Corporation, since 1989; SunTrust
                                                       Bank, Nashville, N.A., since 1989.
------------------------------------ ----------------- -------------------------------------------------------------

------------------------------------ ----------------- -------------------------------------------------------------
                                         DIRECTOR           POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
           NAME AND AGE                   SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------------ ----------------- -------------------------------------------------------------
Joseph H. Scarlett, Jr., 63                1982        Chairman of the Board of the Company since February 1993.
                                                       Previously served as Chairman and Chief Executive Officer
                                                       of the Company from February 1993 through September 2004.
                                                       Previously served in various senior executive positions
                                                       with the Company from 1978 to 1993.

------------------------------------ ----------------- -------------------------------------------------------------
James F. Wright, 56                        2002        President and Chief Executive Officer of the Company since
                                                       October 2004. Previously served as President and Chief
                                                       Operating Officer of the Company from November 2000 through
                                                       September 2004. From 1997 to 2000, served as President and
                                                       Chief Executive Officer of Tire Kingdom. From 1988 to
                                                       1996, held senior management-level positions with Western
                                                       Auto Supply Co. Other directorships: Spartan Stores, Inc.
                                                       since August 2002.

------------------------------------ ----------------- -------------------------------------------------------------

If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board upon the recommendation of its Nominating Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                            COMPENSATION OF DIRECTORS

In fiscal 2005, the Company paid each director who was not also an employee of the Company an annual retainer of $28,000 and $3,000 for each Board meeting attended. The Company pays non-employee directors $1,000 for each committee meeting attended (provided that $2,000 is paid to each committee chairperson (other than the Audit Committee chairperson) for each committee meeting attended and $4,000 is paid to the Audit Committee chairperson for each Audit Committee meeting attended). The Company pays non-employee directors one-half of these standard rates for each telephonic meeting attended. The Company reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. In addition, each of the directors is eligible to participate in the Company's 2000 Stock Incentive Plan under which non-qualified stock options for (i) 3,500 shares of Common Stock are automatically granted to each non-employee director of the Company upon their initial election to the Board, and (ii) 2,000 shares of Common Stock are automatically granted to each non-employee director annually upon reelection thereafter, with exercise prices equal to the fair market value of such shares at the time of grant. No director who is an employee of the Company receives compensation for services rendered as a director.

In the event that the Company's stockholders approve the Company's 2006 Stock Incentive Plan, the Company intends to grant stock options under the 2006 Stock Incentive Plan and not grant any additional stock options under the Company's 2000 Stock Incentive Plan following the effective date of the 2006 Stock Incentive Plan. The terms of the 2006 Stock Incentive Plan are summarized below under "Item 2: Approval of 2006 Stock Incentive Plan." Unlike the 2000 Stock Incentive Plan, options would not automatically be granted to directors under the terms of the 2006 Stock Incentive Plan. However, the Company anticipates that stock options would initially be granted to directors under the 2006 Stock Incentive Plan in the same amounts as stock options have automatically been granted to directors under the 2000 Stock Incentive Plan as described above.

                          BOARD MEETINGS AND COMMITTEES

HOW OFTEN DID THE BOARD MEET IN 2005?

The Board held seven regular meetings during the fiscal year ended December 31, 2005, to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board approval.

For the fiscal year ended December 31, 2005, each incumbent director attended at least 75% of the Board meetings and at least 75% of the meetings of committees on which he or she served.

WHAT ARE THE STANDING COMMITTEES OF THE BOARD?

--------------------- ---------------------------- ----------------------------------------------------- -------------
                                                                                                            NUMBER
                                                                      FUNCTIONS AND                           OF
     COMMITTEE                  MEMBERS                           ADDITIONAL INFORMATION                   MEETINGS
--------------------- ---------------------------- ----------------------------------------------------- -------------
Audit                 S.P. Braud *                 o    Oversees financial reporting, policies,               10
                      Jack C. Bingleman                 procedures and internal controls of the Company
                      Cynthia T. Jamison           o    Appoints the independent auditor
                      Joseph M. Rodgers            o    Evaluates the general scope of the annual
                                                        audit and approves all fees paid to the
                                                        independent auditor
--------------------- ---------------------------- ----------------------------------------------------- -------------
Compensation          Cynthia T. Jamison*          o    Reviews and approves compensation of                   7
                      Edna K. Morris                    directors and executive officers
                      Joseph M. Rodgers            o    Reviews and approves grants of stock
                                                        options to officers pursuant to stock
                                                        incentive plans
                                                   o    Reviews salary and benefit issues
--------------------- ---------------------------- ----------------------------------------------------- -------------
Corporate Governance  Sam K. Reed*                 o    Develops, sets and maintains corporate                 6
                      Gerard E. Jones                   governance standards
                      Edna K. Morris               o    Reviews and monitors activities of Board
                                                        members
                                                   o    Evaluates the effectiveness of the Board
                                                        process and committee activities
--------------------- ---------------------------- ----------------------------------------------------- -------------
Nominating            Gerard E. Jones*             o    Makes recommendations for nominees for                 2
                      Jack C. Bingleman                 director
                      S.P. Braud                   o    Evaluates qualifications for new
                      Sam K. Reed                       candidates for director positions

--------------------- ---------------------------- ----------------------------------------------------- -------------
*    Committee Chairperson

The Board has determined that each member of the Company's Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee is an independent director within the meaning of the NASDAQ listing standards. In addition, the Board has determined that Mr. Braud, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and NASDAQ listing standards.

             RELATED-PARTY TRANSACTIONS WITH TRACTOR SUPPLY COMPANY

The Company is a party to a lease agreement, dated January 1, 1986, with an entity controlled by Joseph D. Maxwell, a director of the Company. The lease is for one of the Company's stores, provides for annual rent of approximately $74,000 and has a term ending December 31, 2006. The Company believes the terms of this lease are comparable to those which would have been available if such lease had been entered into with an unrelated party.

                             AUDIT COMMITTEE REPORT

Tractor Supply Company's Audit Committee consists of four directors. The Board has adopted a charter that governs the Audit Committee. The members of the Audit Committee are S.P. Braud (Chairman), Jack C. Bingleman, Cynthia T. Jamison and Joseph M. Rodgers, and each is "independent" as defined by the NASDAQ listing standards and applicable Securities and Exchange Commission regulations.

Tractor Supply Company's management is primarily responsible for the Company's financial statements and financial reporting process, including assessing the effectiveness of the Company's internal control over financial reporting. Ernst & Young LLP, the Company's independent auditor, is responsible for planning and carrying out annual audits and quarterly reviews of the Company's financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of the Company's audited financial statements with United States generally accepted accounting principles, evaluating and reporting on the fairness of management's assessment of the effectiveness of the Company's internal control over financial reporting, and auditing and reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for the appointment, compensation and oversight of the Company's independent auditor.

To fulfill our responsibilities, we did the following:

o We reviewed and discussed with Company management and the independent auditor the Company's consolidated financial statements for the fiscal year ended December 31, 2005.
o We reviewed management's representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.
o We discussed with the independent auditor the matters that Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of the Company's consolidated financial statements.
o We received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 relating to its independence from the Company and its management, and we have discussed with Ernst & Young LLP its independence from the Company and its management.
o We considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with maintaining its independence from the Company and its management.

The Audit Committee meets with the Company's independent auditor, with and without management present, to discuss the results of the audit of the financial statements, the audit of the effectiveness of the Company's internal control over financial reporting, management's progress in assessing the effectiveness of the Company's internal control over financial reporting as required by
Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of the Company's financial reporting.

Based on the discussions we had with management and the independent auditor, the independent auditor's disclosures and letter to us, the representations of management to us and the report of the independent auditor, we approved the Company's audited annual consolidated financial statements for fiscal year 2005 for inclusion in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee submits this report:

        S.P. Braud (Chairperson)        Cynthia T. Jamison
        Jack C. Bingleman               Joseph M. Rodgers

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Jamison, Mr. Rodgers and Ms. Morris serve on the Compensation Committee of the Board. There are no, and during fiscal 2005 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee during fiscal 2005.

                             EXECUTIVE COMPENSATION

                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

Tractor Supply Company's executive compensation program is designed to structure executive compensation consistent with the Company's overall business strategy, philosophy and objectives. To that end, the Company's compensation philosophy:

o Embodies a "pay-for-performance" approach that rewards executives for long-term strategic management and enhancement of stockholder value;
o Provides performance-based incentives that measure rewards against personal and Company goals; and
o Promotes a competitive, market-driven design that provides incentives to attract and retain key executives.

The Company believes this philosophy attracts, retains and motivates key executives critical to the long-term success of the Company, all in a manner consistent with our stockholders' interests.

The Compensation Committee reviews and approves the salaries of Joseph H. Scarlett, Jr., Chairman of the Board; James F. Wright, President and Chief Executive Officer; Anthony F. Crudele, Senior Vice President, Chief Financial Officer and Treasurer; Gerald W. Brase, Senior Vice President-Merchandising; and Stanley L. Ruta, Senior Vice President-Store Operations. As part of its oversight of the Company's compensation programs, the Committee also reviews the salaries paid to certain other Company officers.

This compensation philosophy is implemented through compensation packages that include various cash and non-cash components: (1) base salary, which is reviewed annually; (2) incentive payments under the Company's management incentive plans; and (3) equity compensation consisting of stock options. The Company has a Deferred Compensation Plan under which executives may defer compensation, with interest accruing on amounts deferred.

The Company believes, based on an analysis of compensation conducted by the Compensation Committee, supplemented by independent compensation surveys of the retail industry in general and the Company's survey of select retailers, that its base salaries are generally set somewhat below competitive levels; it therefore relies to a larger degree on annual and longer term "incentive" compensation.

BASE SALARY

In setting annual salaries, the Compensation Committee reviews and approves an annual salary plan for each of the Company's executive officers. The annual salary plan is based on numerous subjective factors, which include the officer's individual performance and responsibility level, and the Company's performance for the preceding fiscal year, as well as objective factors such as general wage and salary levels and matching the officer's position to comparable positions in the competitive marketplace by reference to the surveys referred to above. Generally, the salary goals for officers are targeted at or slightly below the salary range mid-point of the 50th percentile of salaries for comparable positions (based on the surveys referred to above) so that a larger portion of the officer's compensation is tied to Company performance, thereby more closely linking executive and stockholder interests. The annual salary plans are approved by the Compensation Committee based on its assessment of the foregoing factors, as well as its assessment of each officer's past performance and the Compensation Committee's expectation of each officer's future contributions in leading the Company.

INCENTIVE PAYMENTS

All executive officers participate in the Company's Cash Incentive Plan (the "CIP"), under which they are eligible to receive an incentive payment. The incentive payment is a percentage of their annual base salary and is calculated based on the Company's actual net income for the year in comparison to the Board-approved net income plan (the "profit performance"). The incentive payment can range from 0% of annual base salary if the Company's profit performance is less than 90% of the performance target established by the Compensation Committee to 150% of annual base salary if the Company's profit performance is 110% or more of the performance target.

The Compensation Committee may recommend, and the Board may award, at its discretion, bonuses based on other subjective factors such as the executive's individual performance, unusual factors and strategic long-term decisions affecting the Company's performance during the fiscal year. The Compensation Committee or the Board may amend or terminate the CIP at any time. For fiscal 2005, all of the named executive officers were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in this Proxy Statement.

EQUITY PARTICIPATION

A large portion of the officers' total compensation is tied to stock performance, thus more closely aligning their interests with the long-term interests of the Company's stockholders. This is accomplished primarily through the Company's 2000 Stock Incentive Plan, which is administered by the Compensation Committee of the Board of Directors. Stock options generally are granted annually to all officers and other key employees, have a 10-year term and have an exercise price equal to the market price on the date of grant. The stock option grant size is reviewed and approved by the Compensation Committee and generally is based on market data for comparable positions in both general and retailing industries, with the largest number of option shares being granted to senior executive officers, decreasing incrementally, based on position. The stock value is determined using the BLACK-SCHOLES option pricing method. The stock option grant size is also impacted by (1) the individual participant's past performance; (2) expectations of the individual's future contributions in leading the Company; and (3) the Company's overall performance. For stock options granted prior to 2001, the vesting is one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date. For all stock options granted from 2001 through 2004 and after 2005, the vesting is one-third each year, beginning on the first anniversary of the grant date, thus becoming 100% vested on the third anniversary of the grant date. For all stock options granted in 2005, the vesting is one-fourth on the second anniversary of the grant date and one-fourth on each of the third, fourth, and fifth anniversary dates of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date.

In the event that the Company's stockholders approve the Company's 2006 Stock Incentive Plan, the Company intends to grant any future equity incentives under the 2006 Stock Incentive Plan and not grant any additional awards under the Company's 2000 Stock Incentive Plan following the effective date of the 2006 Stock Incentive Plan. The terms of the 2006 Stock Incentive Plan are summarized below under "Item 2: Approval of 2006 Stock Incentive Plan." The Compensation Committee anticipates that the terms described in the paragraph above relating to stock options granted after 2005 under the 2000 Stock Incentive Plan will also initially apply to stock options granted under the 2006 Stock Incentive Plan.

DEFERRED COMPENSATION

The Company's officers are also compensated, to a much lesser extent, pursuant to several other plans. The Executive Deferred Compensation Plan ("EDCP"), which is administered by the Compensation Committee, provides additional incentives for officers of the Company and enhances the Company's ability to attract and retain the services of qualified persons. The EDCP provides that designated participants (all officers and a select group of other highly compensated employees of the Company) may elect to defer up to 40% of their annual base salary and up to 100% of their annual incentive compensation under their respective bonus plans. To be eligible for the salary deferral, each participant must contribute the maximum amount of salary to the Company's 401(k) Plan subject to the Company's match. Under the EDCP, the participants' salary deferral is matched by the Company, 100% on the first 3% of base salary contributed and

50% on the next 3% of base salary contributed limited to a maximum annual matching contribution of $4,500. Each participant's account earns simple annual interest at the prime rate as in effect on January 1 of each year. Each participant is fully vested in all amounts credited to their deferred compensation account. Payments under the EDCP are made within 30 days following the earlier of the participant's (i) death, (ii) retirement, (iii) total and permanent disability, (iv) termination of employment with the Company or (v) some other date designated by the participant at the time of the initial deferral. Payments are made in cash and are paid in ten annual installments or in a single lump sum payment, at the election of the participant.

OTHER PLANS

Officers also participate in the Executive Life Insurance Plan, which provides for basic term life insurance coverage (equal to four times salary rounded to the next highest $1,000 up to a maximum of $1,000,000).

The Company's officers also participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

James F. Wright has been the Company's Chief Executive Officer since October 1, 2004. Mr. Wright's base salary as Chief Executive Officer was set at $750,000 for fiscal 2005. Mr. Wright's base salary as Chief Executive Officer is determined by the Compensation Committee substantially in accordance with the policies described above relating to all executive officers of the Company. In particular, the base salary is based on a comparison of base salaries of chief executive officers of similar sized retailers participating in the compensation surveys referred to above, the Company's overall performance and the Compensation Committee's assessment of Mr. Wright's personal performance and accomplishments and expectations of Mr. Wright's future contributions in leading the Company. The Company believes that after considering Mr. Wright's base salary for fiscal 2005, Mr. Wright's base salary is still at or below the salary mid-point of salaries for chief executive officers for retail and wholesale companies of comparable size based on the compensation surveys referred to above.

Mr. Wright also received an incentive payment of $697,500 under the CIP. The bonus was based on the Company's achievement of the net income performance goals established by the Committee and was paid in the current fiscal year but relates to performance in the fiscal year ended December 31, 2005.

On February 2, 2005, the Committee awarded Mr. Wright an option to purchase 60,000 shares of common stock at an exercise price of $36.395 (representing the fair market value on the date of grant), with a ten-year term, vesting 25% in each of the second through fifth years following the date of grant.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-held corporation to the chief executive officer and four other most highly paid executive officers in excess of $1.0 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Awards under the Company's Stock Incentive Plan and CIP are intended to qualify as performance-based. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, however, executive officer compensation that is not performance-based may exceed $1.0 million in a given year. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives' interests with those of the Company's stockholders.

CONCLUSION

The Compensation Committee believes that the Company's compensation policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's compensation policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

The Compensation Committee submits this report:

        Cynthia T. Jamison (Chairperson)
        Joseph M. Rodgers
        Edna K. Morris

                              SUMMARY COMPENSATION

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company who served as executive officers at the end of the fiscal year ended December 31, 2005 and Calvin B. Massmann (the "named executive officers") for all services rendered in all capacities to the Company for the fiscal years ended December 31, 2005, December 25, 2004, and December 27, 2003:

------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
                                                                                      LONG-TERM
                                                                        OTHER       COMPENSATION
                                                                        ANNUAL         AWARDS           ALL OTHER
                                FISCAL                               COMPENSATION   STOCK OPTIONS     COMPENSATION $
      NAME AND POSITION          YEAR    SALARY $(1)    BONUS $(2)        $          (IN SHARES)            (3)
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
Joseph H. Scarlett, Jr.          2005     $  696,635    $  490,000        --            50,000        $      51,696
Chairman of the  Board (4)       2004     $  676,250    $  245,700        --            50,000        $      33,860
                                 2003     $  644,808    $  773,500        --           100,000        $      13,164
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
James F. Wright                  2005     $  678,058    $  697,500        --            60,000        $      40,535
President and Chief              2004     $  599,808    $  245,700        --            82,500        $      29,732
Executive Officer (5)            2003     $  490,000    $  535,000        --            80,000        $      20,999
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
Anthony F. Crudele               2005     $   67,200    $   50,199        --            15,000        $       4,574
Sr. Vice President -
Chief Financial Officer and
Treasurer (6)
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
Gerald W. Brase                  2005     $  282,962    $  203,777        --            15,000        $      14,881
Sr. Vice President               2004     $  279,402    $   33,955        --            15,000        $      13,828
-Merchandising                   2003     $  263,210    $  198,338        --            30,000        $      16,466
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
Stanley L. Ruta                  2005     $  271,472    $  174,000        --            15,000        $      23,971
Sr. Vice President -             2004     $  261,229    $   64,308        --            15,000        $      20,507
Store Operations                 2003     $  231,077    $  174,750        --            30,000        $      19,426
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------
Calvin B. Massmann               2005     $  294,144    $  199,200        --            15,000        $      40,744
Sr. Vice President ((7))         2004     $  296,272    $   71,635        --            15,000        $      28,261
                                 2003     $  285,654    $  215,250        --            30,000        $      27,962
------------------------------ -------- ------------- -------------- ------------ ----------------- ------------------

(1) This column includes portion of salary deferred at the named executive officer's election under the Tractor Supply Company Employee 401(k) Retirement Savings Plan (the "401(k) Plan") and the Executive Deferred Compensation Plan.
(2) Incentive payments in this column relate to performance under the 2004 Cash Incentive Plan. This column includes any portion of bonuses deferred at the named executive officer's election under the 401(k) Plan and the Executive deferred Compensation Plan.
(3) "All Other Compensation" for the fiscal year ended December 31, 2005, includes Company contributions to the 401(k) Plan, Company contributions and interest credited on deferred compensation and term life and long-term disability insurance premiums paid by the Company for the benefit of each officer. These amounts are shown in the following table:


------------------------ -------------------- ------------------------------- ----------------------
                          COMPANY MATCH ON    COMPANY MATCH AND INTEREST ON     TERM LIFE AND LTD
         NAME                401(K) PLAN          DEFERRED COMPENSATION        INSURANCE PREMIUMS
------------------------ -------------------- ------------------------------- ----------------------
Joseph H. Scarlett, Jr.       $  9,450                   $ 34,626                    $7,920
------------------------ -------------------- ------------------------------- ----------------------
James F. Wright               $  9,450                   $ 25,925                    $5,160
------------------------ -------------------- ------------------------------- ----------------------
Anthony F. Crudele                 -0-                   $  4,574                       -0-
------------------------ -------------------- ------------------------------- ----------------------
Gerald W. Brase               $  9,450                   $  2,671                    $2,760
------------------------ -------------------- ------------------------------- ----------------------
Stanley L. Ruta               $  9,450                   $ 11,761                    $2,760
------------------------ -------------------- ------------------------------- ----------------------
Calvin B. Massmann            $  9,450                   $ 23,374                    $7,920
------------------------ -------------------- ------------------------------- ----------------------

(4)     Mr. Scarlett served as Chief Executive Officer through September 30,
        2004.
(5)     Mr. Wright was appointed Chief Executive Officer effective October 1,
        2004.
(6) Mr. Crudele was appointed Chief Financial Officer effective November 4, 2005. (Mr. Crudele's annual base salary is $320,000.)
(7)     Mr. Massmann served as Chief Financial Officer through November 3, 2005.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock granted under the Company's 2000 Stock Incentive Plan to the named executive officers.

-------------------------------------------------------------------------------------- -----------------------------
                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                                INDIVIDUAL GRANTS (1)                                         OPTION TERM (2)
-------------------------------------------------------------------------------------- -----------------------------
                                            PERCENT OF
                                               TOTAL
                              NUMBER OF       OPTIONS
                             SECURITIES     GRANTED TO
                             UNDER-LYING   EMPLOYEES IN    EXERCISE OR
                               OPTIONS      FISCAL YEAR    BASE PRICE     EXPIRATION
           NAME               GRANTED (#)        (%)          ($/SH)         DATE           5% ($)        10% ($)
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Joseph H. Scarlett, Jr.         50,000          11.1        $ 40.0345       2/2/10      $    553,040   $  1,222,073
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
James F. Wright                 60,000          13.4        $ 36.3950       2/2/15      $  1,373,317   $  3,480,255
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Anthony F. Crudele              15,000           3.3        $ 48.2050       9/26/15     $    454,738   $  1,152,395
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Gerald W. Brase                 15,000           3.3        $ 36.3950       2/2/15      $    343,329   $    870,064
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Stanley L. Ruta                 15,000           3.3        $ 36.3950       2/2/15      $    343,329   $    870,064
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------
Calvin B. Massmann              15,000           3.3        $ 36.3950       2/2/15      $    343,329   $    870,064
--------------------------- -------------- -------------- ------------- -------------- -------------- --------------

(1) The exercise price of the options granted is equal to the fair market value of the Company's Common Stock on the date of grant. Options generally have a ten-year term. Options vest one-fourth each year, beginning on the second anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date. Options granted to Mr. Scarlett have an exercise price of 110% of the fair market value of the Company's Common Stock on the date of grant and have a five-year term.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration date using 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability, vesting, or termination of the options following termination of employment.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table reflects all stock options exercised by the named executives during the fiscal year ended December 31, 2005, and the number and value of unexercised options they held at fiscal year end:

                                                                                                    VALUE OF
                                                                                                  UNEXERCISED
                                                               NUMBER OF SHARES                  IN-THE-MONEY
                                                            UNDERLYING UNEXERCISED                OPTIONS AT
                             SHARES                       OPTIONS AT FISCAL YEAR END       FISCAL YEAR-END ($) (2)
                            ACQUIRED        VALUE      ------------------------------- -------------------------------
                               ON         REALIZED
         NAME              EXERCISE (#)    ($) (1)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------
Joseph H. Scarlett, Jr.            -0-            -0-         283,333         116,667   $  10,817,917   $   1,890,608
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------
James F. Wright                 44,676     $1,748,695         432,825         208,333   $  19,013,950   $   6,001,407
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------
Anthony F. Crudele                 -0-            -0-             -0-          15,000             -0-   $      71,025
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------
Gerald W. Brase                 66,668     $2,850,321         136,467          60,733   $   9,738,951   $   1,960,000
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------
Stanley L. Ruta                 54,036     $2,399,362          92,608          67,267   $   8,472,981   $   2,283,940
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------
Calvin B. Massmann             136,466     $5,215,753             -0-          60,733             -0-   $   1,960,000
------------------------- ------------- -------------- --------------- --------------- --------------- ---------------

(1) The value realized equals the difference between the option exercise price and the closing price of the Company's stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2) The value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on The NASDAQ National Market on December 31, 2005, was $52.94.

EMPLOYMENT AGREEMENT

The Company's President and Chief Executive Officer, James F. Wright, is party to an employment agreement (the "Agreement") with the Company dated July 12, 2004 setting forth the terms of Mr. Wright's employment with the Company, the financial obligations of the Company to Mr. Wright and certain rights, responsibilities, and duties of Mr. Wright. The Agreement provides that Mr. Wright will serve as President and Chief Executive Officer of the Company and provides for a minimum base salary of $682,500 (currently $825,000), subject to annual review by the Compensation Committee, eligibility to participate in such bonus plans as the Compensation Committee of the Board of Directors may determine appropriate for executive officers of the Company, stock options, and employee benefits.

The initial term of the Agreement is from July 12, 2004 through December 31, 2007, with automatic renewals for successive three year periods unless either party provides written notice of non-renewal at least one year prior to the expiration of the initial term or any renewal term as applicable. The Agreement may be terminated at any time by the Company without cause upon 30 days notice, and by Mr. Wright at any time. In the event of termination by the Company of

Mr. Wright's employment without "cause" (as defined in the Agreement) or by Mr. Wright for "good reason" (as defined in the Agreement), Mr. Wright would receive as severance two years of his then current base salary, bonus equal to the aggregate bonus paid to Mr. Wright for the two fiscal years immediately preceding the termination date, paid health insurance benefits through the second anniversary date of termination, any other unpaid benefits through the second anniversary of the date of termination, and outplacement services not to exceed $50,000 or for a period exceeding the earlier of one year from the termination date or the first acceptance by Mr. Wright of an offer of employment. The Company's obligation to make such payments will be reduced dollar-for-dollar by the amount of compensation earned by Mr. Wright from other employment during the period the Company is required to make any severance payments. The Agreement also provides that upon such a termination, Mr. Wright will be fully vested in all then outstanding options to acquire stock of the Company, and all then outstanding restricted shares of stock of the Company and such options shall remain exercisable until the earlier of (i) the first anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. In the event of a termination other than a termination by the Company without cause or a termination by Mr. Wright for good reason, Mr. Wright would receive only base salary and benefits through the date of termination. The Agreement acknowledges that Mr. Wright is party to a Change in Control Agreement dated as of August 1, 2002 (explained in further detail below) and provides that in the event of termination for any reason following a change in control of the Company during the term of the Change in Control Agreement, the provisions of the Change in Control Agreement shall control and provide the exclusive means for determining severance benefits payable to Mr. Wright. The Agreement contains certain covenants by Mr. Wright, including covenants regarding the confidentiality of the Company's trade secrets and nonsolitication of Company employees and noncompetition with the Company for a period of two years following any termination of his employment.

Independent members of the Board of Directors negotiated the terms of the employment agreement with Mr. Wright. The Company and Mr. Wright were each represented by separate legal counsel for the purposes of negotiating the Agreement. The Compensation Committee of the Board of Directors reviewed and approved the terms of the Agreement subject to approval by the full Board of Directors. The Board of Directors subsequently reviewed the terms of the Agreement and approved the recommendation of the Compensation Committee.

CHANGE IN CONTROL AGREEMENTS

Messrs. Scarlett, Wright, Crudele, Brase and Ruta are each party to an agreement with the Company whereby, in the event the employment of such executive officer is terminated during the term of the agreement following a change of control of the Company (other than (i) by the Company for Cause (as defined therein), (ii) by reason of death or disability, or (iii) by the executive officer without good reason (as defined therein)), certain severance benefits will be paid in exchange for a commitment from the executive officer for continued employment with the Company for six months following such change in control and an agreement not to compete for a one-year period thereafter. The benefits to be paid to each executive officer, which vary by position, include (1) the equivalent of 1.5 or two times the annual base salary and target incentive for the year in which the date of termination falls (two times for both Messrs. Scarlett and Wright and 1.5 times for Messrs. Crudele, Brase and Ruta); (2) proration of the base salary and target incentive for the year in which the date of termination occurs; (3) provision of existing life, disability and medical benefits for a period of eighteen months or two years beyond the date of termination; and (4) the stock options outstanding at the date of termination will continue to be exercisable for a period of two years beyond the date of termination or, at the Company's election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of all existing options on the date of termination over the exercise price of the related options. Further, each agreement provides for an additional "gross-up" payment to cover applicable excise tax and federal, state, and local income and employment taxes. These agreements expire in June 2007, except in the case of Mr. Crudele, whose agreement expires in September 2010.

For purposes of these agreements, "change in control" is defined as (1) any person who becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the Company; (2) any change in the majority of the Board of Directors during any two consecutive years during the term; (3) consummation of a reorganization, merger or consolidation of the Company whereby more than 50% of the combined voting power of the then outstanding shares of the Company changes; or (4) a sale or disposition of all or substantially all of the assets of the Company (unless such sales do not result in a change in the proportional ownership existing immediately prior to such sale or disposition).

                            STOCK PERFORMANCE CHART

The following graph compares the cumulative total stockholder return on the Company's Common Stock from December 30, 2000 to December 31, 2005 (the Company's fiscal year-end) with the cumulative total returns of the S&P 500 Index and the S&P Retail Index over the same period. The comparison assumes that $100 was invested on December 30, 2000 in the Company's Common Stock and in each of the foregoing indices. The historical stock price performance shown on this graph is not necessarily indicative of future performance.







                                ------------ ------------ ------------ ------------ ------------ ------------
                                  12/30/00     12/29/01     12/28/02     12/27/03     12/25/04     12/31/05
------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Tractor Supply Company           $   100.00   $   387.53   $   884.94   $ 1,832.94   $ 1,690.82   $ 2,491.29
------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P 500                          $   100.00   $    87.94   $    66.30   $    83.00   $    91.66   $    94.55
------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P Retail Index                 $   100.00   $   109.54   $    30.54   $    43.64   $    53.15   $    53.38
------------------------------- ------------ ------------ ------------ ------------ ------------ ------------

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. A copy of each report is furnished to Tractor Supply Company.

Securities and Exchange Commission regulations require Tractor Supply Company to identify in its proxy statement those individuals for whom any such report was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% beneficial owners were complied with by such persons.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2006, by
(i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director or person nominated to be a director; (iii) each named executive officer; and (iv) all directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Common Stock are based upon responses to Company inquiries that cited Rule 13d-3 under the 1934 Act. Such Rule provides that shares shall be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by him. There were 39,464,891 shares of Common Stock issued and outstanding on January 31, 2006.

-------------- ----------------------------------------------------------------- ------------- ------------- ------------
                                                                                                 NUMBER OF     PERCENT
                                           NAME OF                                 NUMBER OF      OPTION       OF CLASS
    CLASS                              BENEFICIAL OWNER                              SHARES     SHARES ((3))     (4)
-------------- ----------------------------------------------------------------- ------------- ------------- ------------
   Common
   Stock       Joseph H. Scarlett, Jr. ((1)) ((2)).............................   4,869,110       333,333         13.2%
               James F. Wright ................................................      64,623       553,658          1.6
               Anthony F. Crudele..............................................         -0-           -0-           *
               Gerald W. Brase ................................................      27,373       177,200           *
               Stanley L. Ruta ................................................      32,455       139,875           *
               Calvin B. Massmann .............................................      33,014        40,734           *
               Morgan Stanley (5)..............................................   2,351,728           -0-         6.0
               William Blair & Company, L.L.C. (6).............................   2,080,980           -0-         5.3
               Jack C. Bingleman...............................................      10,000           -0-           *
               S.P. Braud .....................................................       2,000         2,333           *
               Cynthia T. Jamison .............................................         -0-        12,667           *
               Gerard E. Jones ................................................       8,000        13,333           *
               Joseph D. Maxwell ((7)).........................................     379,888        10,333         1.0
               Edna K. Morris .................................................       1,877         2,333           *
               Sam K. Reed ....................................................       2,500        10,333           *
               Joseph M. Rodgers ..............................................         -0-        17,001           *
               All directors and executive officers as a group (14 persons)
                 (1) (2).......................................................   5,430,840     1,313,133         17.1%

        ------------------

*       Less than 1% of Tractor Supply Company's outstanding common stock.

(1) Shares of Common Stock owned by Mr. Scarlett and the directors and executive officers as a group include approximately 104,616 shares of Common Stock allocated to Mr. Scarlett's 401(k) Plan account, with respect to which Mr. Scarlett has investment and voting power on a pass through basis.

(2) Includes 400,000 shares owned by Mr. Scarlett's wife with respect to which Mrs. Scarlett has investment and voting power and Mr. Scarlett disclaims beneficial ownership. Mr. Scarlett's address is c/o Tractor Supply Company; 200 Powell Place; Brentwood, TN 37027.

(3) Reflects the number of shares that could be purchased by exercise of options exercisable on January 31, 2006 or within 60 days of January 31, 2006.

(4) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, shares of common stock that directors or executive officers as a group have a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such group, but are not deemed outstanding for the purpose of computing the ownership of such group or any individual owner.

(5) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006, these shares are owned by various client accounts for which Morgan Stanley serves as investment advisor. Such Schedule 13G indicated that Morgan Stanley had sole power to vote and direct the investment in 2,351,728 of such shares, and shared power to vote and direct the investment in 358 of such shares.

(6) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, these shares are owned by various client accounts for which William Blair & Company, L.L.C. serves as investment advisor. Such Schedule 13G indicated that William Blair & Company, L.L.C. had sole power to vote and direct the investment in all of such 2,080,980 shares.

(7) Includes 189,944 shares owned by Mr. Maxwell's wife with respect to which Mrs. Maxwell has investment and voting power and Mr. Maxwell disclaims beneficial ownership.

                  ITEM 2: APPROVAL OF 2006 STOCK INCENTIVE PLAN

Our Board of Directors has adopted and recommends that the stockholders approve the Tractor Supply Company 2006 Stock Incentive Plan (the "2006 Plan") to replace our 2000 Stock Incentive Plan (the "2000 Plan"). If approved by the stockholders, the 2006 Plan will authorize awards in respect of an aggregate of 3,000,000 shares of common stock which includes approximately 2,250,000 newly authorized shares. If approved by our stockholders, the 2006 Plan will become effective as of May 4, 2006, and no further awards will be granted under the 2000 Plan.

The primary purpose of the 2006 Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking the compensation of those individuals to the long-term interests of the Company and its stockholders.

As was the case with the 2000 Plan, we believe this authorization will enable us to implement our long-term equity incentive program for approximately the next five years. We believe five years is an appropriate cycle that will allow us to periodically review our equity compensation programs and respond to periodic evolutions in compensation and governance best practices and trends to the extent we believe such practices or trends to be in the best interests of the Company and its stockholders. As of March 15, 2006, we had an aggregate of 2,731,376 options outstanding under our plans, with a weighted average exercise price of $26.27 and a weighted average term to expiration of 7.6 years.

We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is critical to long-term company performance and shareholder returns. We believe that the 2006 Plan will allow us the flexibility to implement our current long-term incentive philosophy in future years and will better align executive and stockholder interests. For these reasons, we consider approval of the 2006 Plan important to our future success and encourage you to vote FOR approval of the 2006 Plan.

The following is a brief summary of the principal features of the 2006 Plan, which is qualified in its entirety by reference to the 2006 Plan itself, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

SHARES AVAILABLE FOR AWARDS UNDER THE 2006 PLAN. Under the 2006 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2006 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2006 Plan is 3,000,000 shares (which includes 747,203 shares with respect to which awards under the 2000 Plan were authorized but not awarded). Except as adjusted in accordance with the terms of the 2006 Plan, no more than 1,500,000 shares authorized under the 2006 Plan may be awarded as awards other than SARs and options. The maximum number of shares with respect to which awards may be granted under the 2006 Plan shall be increased by the number of shares with respect to which options or other awards were granted under the 2000 Plan, but which terminate, expire unexercised, or are settled for cash, forfeited, withheld to satisfy withholding obligations or cancelled without the delivery of shares under the terms of the 2000 Plan after the effective date of the 2006 Plan.

Shares covered by an award granted under the 2006 Plan, or to which such an award relates, that are forfeited, or if any such award is settled for cash or otherwise terminates, expires unexercised or is cancelled without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become shares with respect to which awards may be granted. Shares of common stock issued under the 2006 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines ("Substitute Awards"), do not reduce the number of shares available for awards under the Plan.

In addition, the 2006 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under these limitations, no single participant may receive options or stock appreciation rights ("SARS") in any calendar year that, taken together, relate to more than 250,000 shares, subject to adjustment in certain circumstances.

With certain limitations, awards made under the Plan may be adjusted by a committee of the Board composed of not less than two non-employee directors (the "Committee") in its sole discretion. The initial Committee will be the compensation committee of the Board of Directors.

ELIGIBILITY AND ADMINISTRATION. Current and prospective officers and employees, and directors of, and consultants to, the Company and its affiliates are eligible to be granted awards under the 2006 Plan. As of March 15, 2006, approximately 150 individuals were eligible to participate in the 2006 Plan. The Committee will administer the 2006 Plan, except with respect to awards to non-employee directors, for which the 2006 Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a "Non-Employee Director" for purposes of Section 16 of the Securities Exchange Act and Rule 16b-3 thereunder, an "outside director" within the meaning of Section 162(m) and the regulations promulgated under the Code, and will be an independent director as defined by the listing standards of the NASDAQ Stock Market. Subject to the terms of the 2006 Plan, the Committee is authorized to (i) designate participants, (ii) determine the type and number of awards to be granted, (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards, (iv) determine the timing, terms and conditions of any award, (v) accelerate the time at which all or any part of an award may be settled or exercised, (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the 2006 Plan and any instrument or agreement relating to, or award made under, the 2006 Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2006 Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2006 Plan, subject to the exclusive authority of the Board of Directors set forth in the 2006 Plan to amend or terminate the 2006 Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2006 Plan. The Committee is also authorized to grant SARS, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. At the Committee's discretion, the amount payable as a result of the exercise of SARS may be settled in cash, shares or a combination of cash and shares.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. Restricted share units will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

PERFORMANCE AWARDS. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

Performance awards are subject to certain specific terms and conditions under the 2006 Plan. Unless the Committee determines that a performance award to be granted to a "Covered Officer" (which is generally defined to mean to any individual who is, or is reasonably expected to be, a "covered employee" within the meaning of Section 162(m) of the Code) should not qualify as "performance-based compensation" for purposes of Section 162(m), each award granted to a Covered Officer under the 2006 Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after-tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee (j) production (separate work units or SWUs); (k) stock price or total stockholder return; (l) dividends; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or
(o) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2006 Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2006 Plan is 250,000 and the maximum annual amount of all performance awards that may be settled in cash is $5,000,000.

OTHER STOCK-BASED AWARDS. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2006 Plan.

NON-EMPLOYEE DIRECTOR AWARDS. The Board of Directors may provide that all or a portion of a non-employee director's annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director's service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2006 Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the 2006 Plan will be administered by the Board of Directors.

TERMINATION OF EMPLOYMENT. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

CHANGE IN CONTROL. Unless otherwise provided in an agreement making an award or other contractual agreement between the Company and a participant, if, within one (1) year following a Change in Control (as defined in the 2006 Plan), a participant's employment with the Company (or its successor) is terminated by reason of (a) death; (b) disability; (c) Normal Retirement (as defined in the 2006 Plan) or Early Retirement (as defined in the 2006 Plan); (d) for Good Reason (as defined in the 2006 Plan) by the participant; or (e) involuntary termination by the Company for any reason other than for Cause (as defined in the 2006 Plan), all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

AMENDMENT AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the 2006 Plan or any portion of the 2006 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. Except in connection with recapitalization events as described in
Section 4.2 of the Plan, the Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder's consent.

OTHER TERMS OF AWARDS. The Company may take action, including the withholding of amounts from any award made under the 2006 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution.

EFFECTIVE DATE. No new awards may be granted under the 2006 Plan after the tenth anniversary of the effective date of such plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2006 Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant's basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2006 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2006 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2006 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO APPROVE THE 2006 STOCK INCENTIVE PLAN.

                      ITEM 3: RATIFICATION OF REAPPOINTMENT
                             OF INDEPENDENT AUDITOR

The Audit Committee has reappointed Ernst & Young LLP as the Company's independent auditor to audit the financial statements of the Company for the fiscal year ending December 30, 2006 and management's assessment as to whether the Company maintained effective internal control over financial controls as of December 30, 2006. Ernst & Young LLP has served as the independent auditor for the Company since 2001. At the Annual Meeting, the stockholders are being asked to ratify the reappointment of Ernst & Young LLP as the Company's independent auditor for fiscal 2006. In the event of a negative vote on such ratification, the Audit Committee may reconsider their appointment.

Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Fees billed by the Company's independent auditor, for the last two fiscal years, were as follows:

                                                       2005          2004
                                                       ----          ----
                Audit fees .....................   $ 1,296,709   $ 1,189,060
                Audit-related fees (1)..........         7,500       126,909
                Tax fees (2)....................        58,797       230,937
                All other fees .................             0             0

--------------------

        (1) Amounts reflect fees related to services provided to clarify stock compensation accounting matters (2005) and services as requested by the Audit Committee (2004).

        (2) Amount of tax fees reflects fees for various sales tax-related audit assistance and other tax-related advisory services (2005 and 2004), as well as $198,000 for outsourcing of income tax compliance in 2004.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member(s) reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to S.P. Braud, the Chairman of the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 30, 2006.

                              STOCKHOLDER PROPOSALS

Stockholders who desire to submit to the Company proposals for possible inclusion in the Company's proxy materials for the 2007 Annual Meeting of Stockholders must submit such proposals in writing by November 27, 2006, to the Corporate Secretary of the Company at 200 Powell Place, Brentwood, Tennessee 37027.

For a stockholder proposal that is not intended to be included in the Company's proxy materials but is intended to be raised by the stockholder from the floor at the 2007 Annual Meeting of Stockholders, the stockholder must provide timely advance notice in accordance with the Company's by-laws. The Company's by-laws contain an advance notice provision which provides that, to be timely, a stockholder's notice of intention to bring business before a meeting must be received by the Corporate Secretary of the Company at the above address not later than sixty (60) nor earlier than ninety (90) calendar days prior to the first anniversary of the date of the Company's proxy statement for the prior year's annual meeting (no later than January 26, 2007, and no earlier than December 27, 2006, for the Company's 2007 Annual Meeting of Stockholders). In the event, however, that the date of the annual meeting is changed by more than thirty (30) calendar days from the date of the prior year's annual meeting, such notice and supporting documentation must be received by the Corporate Secretary of the Company not later than the tenth day following the date on which the Company provides notice of the date of such annual meeting but in no event later than the fifth business day preceding the date of such annual meeting.

                                  OTHER MATTERS

The Board does not intend to present any business at the Annual Meeting other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the enclosed proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

In addition to solicitation by mail, certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone. The costs of such solicitation will be borne by the Company. The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company's Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

                            AVAILABILITY OF FORM 10-K
                        AND ANNUAL REPORT TO STOCKHOLDERS

Copies of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2005, which includes certain audited financial information about the Company, are currently being mailed to stockholders together with this Proxy Statement. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission (exclusive of documents incorporated therein by reference), are available without charge to stockholders on the Company's Internet website (WWW.MYTSCSTORE.COM) or upon written request to the Company's investor relations department at the Company's main address.

As permitted by the Securities and Exchange Commission's proxy statement rules, we will deliver only one copy of our 2006 Annual Report to Stockholders or this proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Requests in this regard should be addressed to Corporate Secretary, Tractor Supply Company, 200 Powell Place, Brentwood, Tennessee 37027.

                                                                      EXHIBIT A.
                                                                      ----------











                             TRACTOR SUPPLY COMPANY

                            2006 STOCK INCENTIVE PLAN


                                     TABLE OF CONTENTS

Section 1.      Purpose...............................................................   1
Section 2.      Definitions...........................................................   1
Section 3.      Administration........................................................   5
Section 4.      Shares Available For Awards...........................................   7
Section 5.      Eligibility...........................................................   8
Section 6.      Stock Options And Stock Appreciation Rights...........................   8
Section 7.      Restricted Shares And Restricted Share Units..........................  10
Section 8.      Performance Awards....................................................  12
Section 9.      Other Stock-Based Awards..............................................  12
Section 10.     Non-Employee Director And Outside Director Awards.....................  13
Section 11.     Provisions Applicable To Covered Officers And Performance Awards......  13
Section 12.     Termination Of Employment.............................................  15
Section 13.     Change In Control.....................................................  15
Section 14.     Amendment And Termination.............................................  15
Section 15.     General Provisions....................................................  16
Section 16.     Term Of The Plan......................................................  19

                                   TRACTOR SUPPLY COMPANY
                                 2006 STOCK INCENTIVE PLAN


SECTION 1.      PURPOSE.

        This plan shall be known as the "Tractor Supply Company 2006 Stock Incentive Plan" (the "Plan"). The purpose of the Plan is to promote the interests of Tractor Supply Company (the "Company") and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.      DEFINITIONS.

        As used in the Plan, the following terms shall have the meanings set forth below:

        (A) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

        (B) "AWARD" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

        (C) "AWARD AGREEMENT" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

        (D)     "BOARD" shall mean the Board of Directors of the Company.

        (E) "CAUSE" shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

        (F) "CHANGE IN CONTROL" shall mean, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

                (I)     any person or entity, including a "group" as defined in
        Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

                (II) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

                (III) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

        (G) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (H) "COMMITTEE" shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a "non-employee director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder,
(ii) an "outside director" for purposes of

Section 162(m) and the regulations promulgated under the Code, and (iii) "independent" within the meaning of the listing standards of the NASDAQ Stock Market.

        (I) "CONSULTANT" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

        (J) "COVERED OFFICER" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

        (K)     "DIRECTOR" shall mean a member of the Board.

        (L) "DISABILITY" shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

        (M) "EARLY RETIREMENT" shall mean retirement, for purposes of this Plan, with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to having reached the aged of 55 and ten years of service with the Company, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

        (N) "EFFECTIVE DATE" shall have the meaning provided in SECTION 16.1 of the Plan.

        (O) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

        (P) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (Q) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the NASDAQ Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

        (R) "GOOD REASON" means (i) a material reduction in a Participant's position, authority, duties or responsibilities, (ii) any reduction in a Participant's annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company's pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.

        (S) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under SECTION 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        (T) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

        (U) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under SECTIONS 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

        (V) "NORMAL RETIREMENT" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant's having reached the aged of 55 and ten years of service with the Company.

        (W) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (X) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

        (Y) "OTHER STOCK-BASED AWARD" shall mean any Award granted under SECTIONS 9 or 10 of the Plan.

        (Z) "OUTSIDE DIRECTOR" means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

        (AA) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

        (BB) "PERFORMANCE AWARD" shall mean any Award granted under SECTION 8 of the Plan.

        (CC) "PERSON" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        (DD) "RESTRICTED SHARE" shall mean any Share granted under SECTIONS 7 to 10 of the Plan.

        (EE) "RESTRICTED SHARE UNIT" shall mean any unit granted under SECTIONS 7 to 10 of the Plan.

        (FF)    "RETIREMENT" shall mean Normal Retirement or Early Retirement.

        (GG) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        (HH) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

        (II) "SECTION 162(M)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

        (JJ) "SHARES" shall mean shares of the common stock, $0.008 par value, of the Company.

        (KK) "STOCK APPRECIATION RIGHT" or "SAR" shall mean a stock appreciation right granted under SECTIONS 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

        (LL) "SUBSIDIARY" shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

        (MM) "SUBSTITUTE AWARDS" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.      ADMINISTRATION.

        3.1 AUTHORITY OF COMMITTEE. The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. The initial Committee shall be the Compensation Committee of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by SECTION 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under SECTION 14 hereunder to amend or terminate the Plan.

        3.2 COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

        3.3 ACTION BY THE COMMITTEE. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

        3.4 DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

        3.5 NO LIABILITY. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4.      SHARES AVAILABLE FOR AWARDS.

        4.1 SHARES AVAILABLE. Subject to the provisions of SECTION 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 3,000,000 (which includes 747,203 Shares with respect to which awards under the Company's 2000 Stock Incentive Plan (the "2000 Plan") were authorized but not awarded), of which Shares with respect to which Awards other than SARs and Options may be granted shall be no more than 1,500,000. Notwithstanding the foregoing and subject to adjustment as provided in SECTION 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 2000 Plan as of the effective date of this Plan, but which terminate, expire unexercised or are settled for cash, forfeited, withheld to satisfy withholding obligations or cancelled without the delivery of Shares under the terms of the 2000 Plan after the effective date of this Plan. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in SECTION 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 250,000 Shares.

        4.2 ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Awards to Covered Officers, in such a manner as is consistent with Section 162(m)): (i) adjust any or all of
(1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and
(4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) if deemed appropriate, subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

        4.3 SUBSTITUTE AWARDS. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

        4.4 SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5.      ELIGIBILITY.

        Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with SECTION 10.

SECTION 6.      STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

        6.1 GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

        6.2 PRICE. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of SECTION 4.2 and
SECTION 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or
(ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

        6.3 TERM. Subject to the Committee's authority under SECTION 3.1 and the provisions of SECTION 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

        6.4     EXERCISE.

                (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

                (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

                (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

                (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an Option to be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

                (e) At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

        6.6 TEN PERCENT STOCK RULE. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.      RESTRICTED SHARES AND RESTRICTED SHARE UNITS.

        7.1     GRANT.

                (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

                (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

        7.2 DELIVERY OF SHARES AND TRANSFER RESTRICTIONS. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

        7.3 TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

        7.4 PAYMENT OF RESTRICTED SHARE UNITS. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company's payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8.      PERFORMANCE AWARDS.

        8.1 GRANT. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

        8.2 TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

        8.3 PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9.      OTHER STOCK-BASED AWARDS.

        The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in SECTIONS 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10.     NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS.

        10.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

        10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in SECTIONS 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 11.     PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE
                AWARDS.

        11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as "performance-based compensation" for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this SECTION 11.

        11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this SECTION 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

                (a) earnings before interest, taxes, depreciation and/or amortization;

                (b)     operating income or profit;

                (c)     operating efficiencies;

                (d) return on equity, assets, capital, capital employed or investment;

                (e)     after tax operating income;

                (f)     net income;

                (g)     earnings or book value per Share;

                (h)     cash flow(s);

                (i) total sales or revenues or sales or revenues per employee;

                (j)     production (separate work units or SWUs);

                (k)     stock price or total shareholder return;

                (l)     dividends;

                (m)     debt reduction;

                (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

                (o)     any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this SECTION 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.

        11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under
SECTION 8 of the Plan is 250,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under SECTION 8 of the Plan in any year is $5,000,000.

        11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing,
(1) select the performance goal or goals applicable to the performance period,
(2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

        11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

SECTION 12.     TERMINATION OF EMPLOYMENT.

        The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13.     CHANGE IN CONTROL.

        Notwithstanding any other provision of the Plan, unless otherwise provided in an Award Agreement or other contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant's employment with the Company (or its successor) is terminated by reason of (a) death; (b) disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

SECTION 14.     AMENDMENT AND TERMINATION.

        14.1 AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

        14.2 AMENDMENTS TO AWARDS. Subject to the restrictions of SECTION 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        14.3 ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 15.     GENERAL PROVISIONS.

        15.1 LIMITED TRANSFERABILITY OF AWARDS. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

        15.2 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under
SECTION 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

        15.3. COMPLIANCE WITH SECTION 409A OF THE CODE. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code.

        15.4 NO RIGHTS TO AWARDS. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

        15.5 SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        15.6 WITHHOLDING. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

        15.7 AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the


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

Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

        15.8 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

        15.9 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

        15.10 NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

        15.11 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

        15.12 SEVERABILITY. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.


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

        15.13 OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        15.14 NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

        15.15 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        15.16 HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16.     TERM OF THE PLAN.

        16.1 EFFECTIVE DATE. The Plan shall be effective as of May 4, 2006 (the "Effective Date") provided it has been approved by the Board and by the Company's shareholders.

        16.2 EXPIRATION DATE. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.


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